EXHIBIT 21.1
Subsidiaries of the Registrant

Name of Subsidiary
AF Steelcase S.A., a Spanish corporation
AMQ Solutions, LLC, a California limited liability company
The Design Tex Group Inc., a Michigan corporation
Halcon Furniture LLC, a Minnesota limited liability company
Orangebox Group Limited, a British private limited company
Orangebox Limited, a British private limited company
Red Thread Spaces LLC, a Michigan limited liability company
Smith System Manufacturing Company, a Delaware corporation
Steelcase Asia Pacific Holdings India Private Limited, an India company
Steelcase Asia Pacific Holdings LLC, a Delaware limited liability company
Steelcase Asia Pacific Ltd., a British Virgin Islands international business company
Steelcase Canada Limited, a Canadian corporation
Steelcase Czech Republic s.r.o., a Czech Republic limited liability company
Steelcase Furniture (Dongguan) Company Limited, a People's Republic of China company
Steelcase GmbH, a German limited liability company
Steelcase Holding SAS, a French simplified corporation
Steelcase Limited, a British private limited company
Steelcase SAS, a French simplified joint stock corporation
Viccarbe Hábitat, S.L., a Spanish limited liability corporation